Exhibit 10.15

ADVISOR STOCKHOLDER’S AGREEMENT

This Advisor Stockholder’s Agreement (this “Agreement”) is entered into as of October [●], 2013 (the “Effective Date”) between Renaissance Parent Corp., a Delaware corporation (the “Company”), and the undersigned person (the “Advisor Stockholder”) (the Company and the Advisor Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 6(b) of this Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 7, 2013 (the “Merger Agreement”), among Gardner Denver, Inc., a Delaware corporation (“GDI”), the Company and Renaissance Acquisition Corp. (“Merger Sub”), on July 30, 2013, GDI was merged with and into Merger Sub, with GDI as the surviving corporation (the “Merger”);

WHEREAS, in connection with the Merger, certain investment funds and entities affiliated with Kohlberg Kravis Roberts & Co. L.P. (the “Sponsor”) contributed certain funds to KKR Renaissance Aggregator LP, a Delaware limited partnership (“Parent”), which is the parent entity of the Company, in exchange for limited partnership interests therein;

WHEREAS, in connection with the Merger, the Advisor Stockholder has been selected by the Company (i) to be permitted to subscribe for and purchase 60,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) from the Company for an aggregate amount of $300,000 in cash (such subscribed for and purchased Common Stock, the “Purchased Stock”) and/or (ii) to receive options to subscribe for and purchase shares of Common Stock (the “Options”) pursuant to the terms set forth below and the terms of the 2013 Stock Incentive Plan for Key Employees of Renaissance Parent Corp. and its Subsidiaries (the “Option Plan”) and the Stock Option Agreement (the “Stock Option Agreement”), it being understood that any grant of options will occur at a future date and at such time the Option Plan will be provided, and the Stock Option Agreement will be entered into by and between the Company and the Advisor Stockholder; and

WHEREAS, this Agreement is one of several other agreements (“Other Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other persons who are or will be key employees of or key advisors to the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.      Issuance of Purchased Stock.

(a)    Subject to the terms and conditions hereinafter set forth, the Advisor Stockholder hereby subscribes for and shall purchase, as of the Effective Date, and the Company shall issue and deliver to the Advisor Stockholder as of the Effective Date, the number of shares of Purchased Stock at a per share purchase price (the “Base Price”), in each case as set forth on Schedule I hereto, which Base Price is equal to the effective per share purchase price paid by the Investors for the shares of the Company in connection with the Merger.

(b)   The Company shall have no obligation to issue and sell any Purchased Stock to any Person who (i) is a resident or citizen of a state or other jurisdiction in which the issuance and sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of or senior advisor to the Company or its subsidiaries as of the Effective Date.

2.      Advisor Stockholder’s Representations, Warranties and Agreements.

(a)    The Advisor Stockholder agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock and, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”, together with all Purchased Stock and any other Common Stock otherwise acquired and/or held by the Advisor Stockholder Entities as of or after the date hereof, “Stock”), except as otherwise provided in this Section 2(a) and Section 3 hereof. If the Advisor Stockholder is an Affiliate of the Company, the Advisor Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i)     the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)    (A) counsel for the Advisor Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Advisor Stockholder is a citizen or resident of any country other than the United States, or the Advisor Stockholder desires to effect any transfer in any such country, counsel for the Advisor Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (1) a transfer made pursuant to Sections 3 (including transfers in a Proposed Sale (as defined in Section 1(a) of the Sale Participation Agreement) pursuant to the Sale Participation Agreement), 4, 5 or 8 hereof, (2) a transfer (x) upon the death or Disability of the Advisor Stockholder to the Advisor Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members, or beneficiaries of a Person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the Effective Date in compliance with the federal securities laws to an Advisor Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Advisor Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Advisor Stockholder’s Trust at any point includes any Person other than the Advisor Stockholder, his or her spouse (or ex-spouse), or his or her lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b), such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(c) below, or (4) a transfer made by the Advisor Stockholder, with the Board’s approval, which approval shall be in the sole discretion of the Board.

(b)   The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE ADVISOR STOCKHOLDER’S AGREEMENT BETWEEN RENAISSANCE PARENT CORP. (THE “COMPANY”) AND THE ADVISOR STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT BETWEEN SUCH ADVISOR STOCKHOLDER AND KKR RENAISSANCE AGGREGATOR L.P., IN EACH CASE DATED AS OF JULY 30, 2013 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL, STATE, OR OTHER FOREIGN COMPANY AND SECURITIES LAWS.”

(c)    The Advisor Stockholder acknowledges that he or she has been advised that (i) no shares of Stock have been subscribed for and/or acquired by him or her in the context of a Public Offering, (ii) the shares of the Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (iii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock, and (iv) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d)   Subject at all times to the limitations and restrictions on transfer set forth in this Agreement, if any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Advisor Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such customary documentation as the Company may reasonably request in connection with such sale and take any customary actions reasonably requested by the Company prior to such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)    Subject at all times to the limitations and restrictions on transfer set forth in this Agreement, the Advisor Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Advisor Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement, including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning the Stock, from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement until (i) 180 days (or such shorter period as may be (A) consented to by the managing underwriter or underwriters or (B) applicable to Parent, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Advisor Stockholder pursuant this clause (B) would not adversely affect the success of such offering) in the case of the Initial Public Offering and (ii) 90 days (or in an underwritten offering such shorter period as may be (x) consented to by the managing underwriter or underwriters, if any or (y) applicable to the Director, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Advisor Stockholder pursuant this clause (y) would not adversely affect the success of such offering) in the case of any other Public Offering after the date of the prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, unless otherwise agreed to in writing by the Company, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter.

(f)    The Advisor Stockholder represents and warrants that (i) with respect to the Purchased Stock and Option Stock, the Advisor Stockholder has received and reviewed or will receive and review (in the case of Options and Option Stock) the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Advisor Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company, and the business and prospects of the Company which the Advisor Stockholder deems necessary to evaluate the merits and risks related to the Advisor Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Advisor Stockholder has relied solely on such information.

(g)   The Advisor Stockholder further represents and warrants that (i) the Advisor Stockholder’s financial condition is such that the Advisor Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Advisor Stockholder’s current needs and personal contingencies, (ii) the Advisor Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Advisor Stockholder understands and has taken cognizance of all risk factors related to the investment in the Stock, (iv) the Advisor Stockholder’s knowledge and experience in financial and business matters are such that the Advisor Stockholder is capable of evaluating the merits and risks of the Advisor Stockholder’s purchase of the Stock as contemplated by this Agreement, and (v) with respect to the Purchased Stock, such Purchased Stock is being acquired by the Advisor Stockholder for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act or other applicable securities laws, and the Advisor Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the Purchased Stock in violation of the Act or other applicable securities laws.

3.      Transferability of Stock.

(a)    The Advisor Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the later to occur of (1) the fifth anniversary of the Effective Date and (2) the consummation of the Initial Public Offering; provided, however, that the Advisor Stockholder may transfer shares of Stock pursuant to one of the following exceptions: (i) transfers permitted by Sections 4 or 5; (ii) transfers permitted by clauses (2), (3) and (4) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights of such Advisor Stockholder under Section 8 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement; (v) transfers approved by the Board in writing (such approval being in the sole discretion of the Board); or (vi) transfers to the Company or its designee (any such exception, a “Permitted Transfer”).

(b)   Notwithstanding anything to the contrary herein, Section 3(a) shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

(c)    Notwithstanding anything to the contrary herein, no transfer of any shares of Stock shall be made unless such transfer complies with all applicable federal, state, and other foreign securities and other laws, and the Management Stockholder shall have provided evidence of such fact reasonably acceptable to the Company, including, without limitation, an opinion of counsel that no registration of such shares under federal or state or other applicable foreign securities laws and other laws is required in connection with such transfer and any other matters reasonably requested by the Company; provided that no such opinion shall be required to be provided to the Company in the case of a Permitted Transfer pursuant to clauses (i), (ii), (iii), (iv), or (vi) of Section 3(a).

(d)   No transfer of any shares of Stock in violation hereof shall be made or recorded on the books of the Company, and any such transfer shall be void ab initio and of no effect.

(e)    Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive in writing the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4.      Advisor Stockholder’s Right to Resell Stock to the Company.

(a)    Except as otherwise provided herein, if the Advisor Stockholder’s service on the Board terminates as a result of the death or Disability of the Advisor Stockholder, then the applicable Advisor Stockholder Entities shall, for 365 days (the “Put Period”) following the date of such termination for death or Disability, have the right to sell to the Company, and the Company shall be required to purchase, on one occasion, part or all of the shares of Stock then held by the applicable Advisor Stockholder at a per share price equal to Fair Market Value on the Repurchase Calculation Date.

(b)   In the event the applicable Advisor Stockholder Entities intend to exercise their rights pursuant to Section 4(a), such Advisor Stockholder shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 4(a) and shall indicate the number of shares of Stock to be sold (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on no later than the twentieth Business Day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price shall be paid by delivery to the applicable Advisor Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Advisor Stockholder Entities (or by wire transfer of immediately available funds, if the Advisor Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased, appropriately endorsed or executed by the applicable Advisor Stockholder Entities or any duly authorized representative of such Person.

(c)    Notwithstanding anything in this Section 4 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 4(a) (or Section 5 below, as the case may be) would result in a default or an event of default on the part of the Company or any Affiliate of the Company under any such agreement or if a repurchase would reasonably be expected to be prohibited by the Delaware General Corporation Law (“DGCL”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock from the applicable Advisor Stockholder Entities to the extent it would cause any such default or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Advisor Stockholder Entities’ exercise of their rights under Section 4(a) by delivering to the applicable Advisor Stockholder Entity a note with a principal amount equal to the amount payable under this Section 4 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliate’s, as applicable) lenders and permitted under the Company’s (and its Affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Advisor Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at an annual rate equal to the effective rate of interest in respect of Gardner Denver, Inc.’s 6.875% Senior Notes due 2021. Notwithstanding the foregoing and subject to Section 4(d), if an Event exists and is continuing for one hundred and 180 days after the date of the Redemption Notice, the Advisor Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock repurchased by the Company from the Advisor Stockholder Entities pursuant to this Section 4 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Advisor Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(d)   Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the occurrence of the earlier of (i) a Change in Control and (ii) the consummation of an Initial Public Offering, except that any payment obligation of the Company that has arisen prior to the expiration of this Section 4 shall remain in full force and effect until satisfied in accordance with the applicable provisions of this Section 4.

5.      The Company’s Option to Purchase Stock and Options of the Advisor Stockholder Upon Certain Events.

(a)   Certain Call Events. If (i) the Advisor Stockholder’s services with the Company (or any of its subsidiaries or Affiliates) are ceased by the Company (or any of its subsidiaries or Affiliates) for Cause or (ii) the Advisor Stockholder effects a transfer of Stock (or Options) that is prohibited under this Agreement (or the Stock Option Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 5(a) Call Event”), then:

(A) With respect to Purchased Stock, the Company may purchase (or cause one or more of its Affiliates to purchase) all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(B)  With respect to Stock other than Purchased Stock, the Company may purchase (or cause one or more of its Affiliates to purchase) all or any portion of such shares of Stock then held by the Advisor Stockholder at a per share purchase price equal to the lesser of (I) the applicable price per share paid by such Advisor Stockholder for such Stock and (II) the Fair Market Value on the Repurchase Calculation Date; and

(C)  All outstanding and unexercised Options (whether or not vested) shall automatically be terminated without any payment in respect thereof.

(b)   Other Call Events. If the Advisor Stockholder’s services with the Company (or any of its subsidiaries or Affiliates) are ceased for any reason that is not a Section 5(a) Call Event (each event described above, a “Section 5(b) Call Event”), then:

(A) With respect to Stock, the Company may purchase (or cause one or more of its Affiliates to purchase) all or any portion of the shares of Stock then held by the applicable Advisor Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date; and

(B)  With respect to any outstanding and vested Options, the Company may purchase (or cause one or more of its Affiliates to purchase) all or any portion of such exercisable vested Options held by the applicable Advisor Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date of a share of Option Stock underlying such Options over the Option Exercise Price and (y) the number of Exercisable Option Shares, which vested Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(b)(B) and with respect to an Option the foregoing Option Excess Price is zero or a negative number, such Option shall be automatically terminated without any payment in respect thereof; and

(C)  With respect to unvested Options, all outstanding unvested Options shall continue to vest per the terms of such Options unless the Company exercises its rights under Section 5(b)(B), in which case all unvested Options shall vest immediately and shall be subject to the provisions of Section 5(b)(B).

(c)    Call Notice. The Company shall have a period (the “Call Period”) of 180 days from the date of any Call Event (or, if later, with respect to a Section 5(a) Call Event specified in Section 5(a)(ii), the date after discovery of, and the applicable cure period for, an impermissible transfer constituting such Call Event) in which to give notice in writing to the Advisor Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (“Repurchase Notice”). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than 45 Business Days (or such longer period as may be required to comply with applicable law) after the giving of the Repurchase Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 5) shall be paid by delivery to the applicable Advisor Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Advisor Stockholder Entities (or by wire transfer of immediately available funds, if the Advisor Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Advisor Stockholder Entities or any duly authorized representative.

(d)   Use of Note to Satisfy Call Payment; Termination of Call Right. Notwithstanding any other provision of this Section 5 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock pursuant to this Section 5, in order to complete the purchase of any Stock pursuant to this Section 5, deliver to the applicable Advisor Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event and (ii) a note having the same terms as those provided in Section 4(c) above with a principal amount equal to the amount payable, but not paid in cash, pursuant to this Section 5 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for 180 days from the date of the Call Event, the proposed repurchase of that portion of the Stock to be repurchased by the Company from the Advisor Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence shall immediately and automatically terminate and the Company shall have no further rights or obligations under this Section 5.

(e)    Expiration of this Section 5. Notwithstanding anything in this Agreement to the contrary, this Section 5 shall terminate and be of no further force or effect upon the occurrence of the earlier of (i) a Change in Control and (ii) the consummation of the Initial Public Offering, except that any payment obligation of the Company that has arisen prior to the expiration of this Section 5 shall remain in full force and effect until satisfied in accordance with the applicable provisions of this Section 5.

6.      Adjustment of Repurchase Price; Definitions.

(a)    Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 4 and 5, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations, or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 4 and 5.

(b)   Definitions. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by, or under common control with such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any calendar day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Call Events” shall mean, collectively, Section 5(a) Call Events and Section 5(b) Call Events.

“Call Notice” shall have the meaning set forth in Section 5(c) hereof.

“Call Period” shall have the meaning set forth in Section 5(c) hereof.

“Cause” shall mean “Cause” as such term may be defined in any consulting agreement in effect at the time of cessation of services between the Advisor Stockholder and the Company or any of its subsidiaries or Affiliates; or, if there is no such consulting agreement at that time, “Cause” shall mean, with respect to an Advisor Stockholder: (i) the Advisor Stockholder’s continued failure to substantially perform the Advisor Stockholder’s duties as a director and/or advisor of the Company or any of its subsidiaries or Affiliates (other than as a result of total or partial incapacity due to physical or mental illness), which continues beyond ten (10) days after a written demand for substantial performance is delivered to the Advisor Stockholder by the Company (the “Cure Period”); (ii) willful dishonesty in the performance of the Advisor Stockholder’s duties as a director and/or advisor of the Company or any of its subsidiaries or Affiliates; (iii) the Advisor Stockholder’s indictment, conviction, or plea of nolo contendere or the equivalent in respect of a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving an act of dishonesty, moral turpitude, deceit, or fraud by the Advisor Stockholder; (iv) the Advisor Stockholder’s willful malfeasance or willful misconduct in connection with the Advisor Stockholder’s duties as a director and/or advisor of the Company or any of its subsidiaries or Affiliates or any act or omission that is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or Affiliates, (v) any action in breach of the restrictive covenants set forth in this Agreement; or (vi) the Advisor Stockholder’s willful breach of the terms of any of the Company’s policies. A cessation of services for Cause shall be effective when the Company has given the Advisor Stockholder written notice of its intention to cease the Advisor Stockholder’s services for Cause, describing those acts or omissions that are believed to constitute Cause, and, if applicable, has given Advisor Stockholder the Cure Period within which to respond.

“Change in Control” means (i) the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, Parent or Gardner Denver, Inc. to any Person (or group of Persons acting in concert), other than to (x) the Sponsor or one or more of its controlled Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by Parent, the Company or their respective controlled Affiliates; or (ii) a merger, recapitalization, or other sale by the Company, the Sponsor, or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of Common Stock that results in more than 50% of the Common Stock of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include (x) the Sponsor or its controlled Affiliates or (y) an employee benefit plan (or trust forming a part thereof) maintained by Parent, the Company or their respective controlled Affiliates; and in any event of clause (i) or (ii), which results in the Sponsor and its Affiliates or such employee benefit plan ceasing to hold the ability to elect a majority of the members of the Board.

“Common Stock” shall have the meaning set forth in the third “whereas” paragraph.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group; provided that any such information shall not be “Confidential Information” to the extent (i) the disclosure of such information is legally required to comply with applicable law or legal process or government agency or self-regulatory body request, so long as the disclosing party uses commercially reasonable efforts to preserve the confidentiality of the information and discloses only that portion of the information as is, based on the advice of the disclosing party’s counsel, legally required, or (ii) it becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 23.

“controlled by” shall mean, with respect to the relationship between or among two or more Persons, the ownership, directly or indirectly, of a majority of the voting power or other equity securities of a Person, which results in the ability to elect a majority of the members of the board of directors of such Person.

“Cure Period” shall have the meaning set forth in the definition of “Cause.”

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 8(d) hereof.

“Advisor Stockholder” shall have the meaning set forth in the introductory paragraph.

“Advisor Stockholder Entities” shall mean the Advisor Stockholder’s Trust, the Advisor Stockholder, and the Advisor Stockholder’s Estate, collectively.

“Advisor Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees, or beneficiaries of the Advisor Stockholder.

“Advisor Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation, or custodianship, the beneficiaries of which may include only the Advisor Stockholder, his or her spouse (or ex-spouse), or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Disability” shall mean “Disability” as such term is defined in any consulting agreement between the Advisor Stockholder and the Company or any subsidiary thereof, or, if there is no such consulting agreement or no such term defined therein, “Disability” for purposes of eligibility for benefits under the then-current long-term disability plan of the Company or any subsidiary thereof, as applicable.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Event” shall have the meaning set forth in Section 5(d) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that the Repurchase Notice is delivered, could be purchased by the Management Stockholder upon exercise of his or her then outstanding and exercisable Options.

“Fair Market Value” shall mean the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc., or any successor body thereto.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Holders” shall have the meaning set forth in Section 8(d) hereof.

“Investor” shall have the meaning set forth in Section 8(a).

“Initial Public Offering” means the first firm commitment underwritten offering of the Company pursuant to an effective registration statement (other than a registration statement on Forms S-4 or S-8 or any similar form) under the Act or other applicable securities laws.

“Options” shall have the meaning set forth in the third “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 5(b)(B).

“Option Exercise Price” shall mean the then-current per share exercise price of the shares of Common Stock covered by the applicable Options.

“Option Plan” shall have the meaning set forth in the third “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the fourth “whereas” paragraph.

“Other Stockholders Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.

“Parent” shall have the meaning set forth in the second “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Permitted Transferee” shall mean any Person who is a transferee of Stock pursuant to a Permitted Transfer.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.

 “Piggyback Rights” shall have the meaning set forth in Section 8(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any successor or similar form).

“Purchased Stock” shall have the meaning set forth in the third “whereas” paragraph.

“Put Period” shall have the meaning set forth in Section 4(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 8(a) hereof.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which the date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the closing trading price on the date immediately preceding the date of repurchase.

“Repurchase Notice” shall have the meaning set forth in Section 5(c) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 4 or 5.

“Request” shall have the meaning set forth in Section 8(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries and their respective Affiliates.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Advisor Stockholder and Parent, dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Sponsor” shall have the meaning set forth in the second “whereas” paragraph.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Option Agreement” shall have the meaning set forth in the third “whereas” paragraph.

“transfer” shall have the meaning set forth in Section 2(a) hereof.

“Transfer Restriction Waiver” shall have the meaning set forth in Section 8(a) hereof.

7.      The Company’s Representations and Warranties and Covenants.

(a)    The Company represents and warrants to the Advisor Stockholder that (i) this Agreement has been duly authorized, executed, and delivered by the Company and is enforceable against the Company in accordance with its terms, and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)   If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Advisor Stockholder to sell shares of Stock, subject to compliance with the provisions hereof without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

8.      “Piggyback” Registration Rights. Effective after the occurrence of the Initial Public Offering:

(a)    The Parties agree to be bound by all of the terms, conditions, and obligations of the Registration Rights Agreement as they relate to the exercise of piggyback registration rights set forth in Sections 4, 5, 6, 7, 8, and 11 (but not Section 11(l)) of the Registration Rights Agreement entered into by and among the Company and the investors party thereto (such Registration Rights Agreement, the “Registration Rights Agreement” and such piggyback registration rights, the “Piggyback Rights”), as in effect on the date hereof (subject, with respect to any such Advisor Stockholder provided Piggyback Rights, only to any amendments thereto to which such Advisor Stockholder has agreed in writing to be bound) and, if any of the investors named therein or their transferees (each, an “Investor”) or Parent are selling Common Stock, the Advisor Stockholder shall have all of the rights and privileges of the Piggyback Rights (including, without limitation, any rights to indemnification and/or contribution from the Company and/or Parent or the Investors, as applicable), in each case as if the Advisor Stockholder were an original party to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided that at no time shall the Advisor Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; provided further that in lieu of the Piggyback Rights in connection with any Public Offering in which such rights would otherwise be available, the Board, in its sole discretion, may elect to waive the restrictions on transfer contained in Section 3(a) with respect to the number of shares of Common Stock that would have been subject to such Piggyback Rights in connection with such Public Offering (a “Transfer Restriction Waiver”). All Stock purchased or otherwise held by the applicable Advisor Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement. Effective after the occurrence of an Initial Public Offering, if any of the Investors are selling stock in a circumstance in which the Advisor Stockholder would not have Piggyback Rights (other than in connection with a Transfer Restriction Waiver), the restrictions on transfer contained in Section 3(a) shall be waived with respect to the number of shares of Common Stock that would have been subject to such Piggyback Rights if such sale by the Investors had resulted in the Advisor Stockholder having Piggyback Rights.

(b)   In the event of a sale of Common Stock by Parent or any of the Investors in accordance with the terms of the Registration Rights Agreement, unless the Board shall have determined to effect a Transfer Restriction Waiver in which case the provisions of Section 8(h) shall apply, the Company will promptly notify the Advisor Stockholder Entities in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (i) the number of the shares of Common Stock to be sold, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares held by the holders of Registrable Securities selling the shares of Common Stock, (iii) the proposed per share purchase price (or an estimate thereof), and (iv) the proposed date of sale. If within 15 days of the receipt by the Advisor Stockholder Entities of such Piggyback Notice, the Company receives from the applicable Advisor Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Advisor Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Advisor Stockholder, if any, and the Company), shares of Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Advisor Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Advisor Stockholder Entities.

(c)    The maximum number of shares of Stock which will be registered pursuant to a Request will be the lower of (i) the number of shares of Stock then held by the Advisor Stockholder Entities, including all shares of Stock which the Advisor Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by all holders of Registrable Securities and (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in Section 8(d) below.

(d)   If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling holders of Registrable Securities, the Advisor Stockholder Entities and all Other Advisor Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)    Upon delivering a Request an Advisor Stockholder having Piggyback Rights pursuant to clause (b) of this Section 8 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Advisor Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Advisor Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Advisor Stockholder’s behalf with respect to the matters specified therein.

(f)    The Advisor Stockholder agrees that he or she will execute such other reasonable customary agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements.

(g)   Notwithstanding Section 11(l) of the Registration Rights Agreement, this Section 8 will terminate on the earlier of (i) the occurrence of a Change in Control and (ii) with respect to each Advisor Stockholder, on the date on which such Advisor Stockholder ceases to own any Registrable Securities.

(h)   If the Board shall have elected to effect the Transfer Restriction Waiver in lieu of Piggyback Rights in accordance with Section 8(a), the Company will notify the Advisor Stockholder on or promptly following the completion of the Public Offering giving rise to the Transfer Restriction Waiver, which notice shall include: (i) the number of shares of Common Stock sold by Parent and the Investors in such Public Offering and (ii) the number of shares of Stock to which the waiver of transfer restrictions shall apply. For the avoidance of doubt, the provisions in Section 5 of the Registration Rights Agreement will apply to such shares of Stock notwithstanding the Transfer Restriction Waiver.

9.     Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming, or otherwise acquiring for value shares of Stock or Options from the Advisor Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption, or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Advisor Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption, or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption, or acquisition shall be entered into, without the prior approval of the Board.

10.  Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Advisor Stockholder hereby covenants and agrees that the Advisor Stockholder will make an election provided pursuant to Treasury Regulation Section 1.83-2 with respect to any Stock other than Purchased Stock acquired under this Agreement; and the Advisor Stockholder further covenants and agrees that he or she will furnish the Company with copies of the forms of election the Advisor Stockholder files within thirty (30) days after the date hereof, and within thirty (30) days after each exercise of the Advisor Stockholder’s Options and with evidence that each such election has been filed in a timely manner.

11.  Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to an Advisor Stockholder’s Trust, the Advisor Stockholder shall provide the Company with a copy of the instruments creating the Advisor Stockholder’s Trust and with the identity of the beneficiaries of the Advisor Stockholder’s Trust. The Advisor Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Advisor Stockholder’s Trust.

12.  Recapitalizations, etc.

(a)    The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units, or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation, or otherwise. In the event of any of the foregoing occurrences or a conversion or exchange pursuant to Section 12(b), all references in this Agreement and the Sale Participation Agreement, the Option Plan, and any Stock Option Agreement to shares of Common Stock (including Purchased Stock and Option Stock), Option Exercise Prices, any other per share purchase price of Common Stock, and any similar terms contained herein or therein shall refer to such shares and prices as the same may be adjusted, exchanged, or converted in connection with any of the foregoing.

(b)   Prior to and in connection with an Initial Public Offering, the Company may effect, and may require the Advisor Stockholder to require the Advisor Stockholder Entities to participate in, any recapitalization or restructuring transaction or transactions in connection with which the Common Stock is converted or exchanged, pro rata, into or for new equity securities, the terms and conditions of which (i) shall preserve the limited liability of the Advisor Stockholder Entities with respect to such new equity securities and (ii) shall substantially preserve in all material respects the economic interest, priority, and other rights and privileges of the Advisor Stockholder Entities with respect to such new equity securities.

13.  Advisor Stockholder’s Employment by, or Service Relationship with, the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Advisor Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any employment or consulting agreement entered into by and between the Advisor Stockholder and the Company or any of its subsidiaries) (i) obligates the Company or any subsidiary of the Company to employ or continue the service relationship with the Advisor Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of, or ceasing the service relationship with, the Advisor Stockholder at any time or for any reason whatsoever, with or without Cause, and the Advisor Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Advisor Stockholder concerning the Advisor Stockholder’s employment or continued employment by, or service relationship or continued service relationship with, the Company or any subsidiary of the Company.

14.  Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii), (iv), or (vi) thereof) hereof, such transferee shall be deemed the Advisor Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15.  Amendment. This Agreement may be amended by the Company at any time upon notice to the Advisor Stockholder thereof; provided that any amendment of this Agreement or the Registration Rights Agreement that materially disadvantages the Advisor Stockholder shall not be effective as to the Advisor Stockholder unless and until the Advisor Stockholder has consented thereto in writing.

16.  Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth (10th) Business Day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

17.  Further Undertakings. To the extent the Advisor Stockholder shall at any time be entitled to vote with respect to the Common Stock owned by it, the Advisor Stockholder shall undertake to vote or, as the case may be, cause to be voted, its Common Stock (i) on the occasion of any general meeting of the shareholders of the Company held (by way of a meeting or passed by written resolutions) for the purpose of approving the issuance, purchase (and authorization of the Board to purchase, as the case may be), and/or redemption by the Company of Common Stock, if and to the extent such an issuance, purchase, and/or redemption is made in accordance with, or for the purpose of, this Agreement, (ii) in general in favor of any resolutions of the shareholders of the Company proposed at any general meeting of the shareholders of the Company which may be necessary to give effect to the provisions or intents of this Agreement, waiving any convening notice to any such general meeting of shareholders, and (iii) in the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Certificate of Incorporation, vote in favor of any resolutions proposed at any general meeting of the shareholders of the Company held for the purpose of amending the Certificate of Incorporation to eliminate any such ambiguity or conflict.

18.  Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)   The laws of the State of New York applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity, and performance of the terms of this Agreement.

(b)   In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively, and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in New York, New York, United States. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)   Notwithstanding the foregoing, the Advisor Stockholder acknowledges and agrees that the Company, its subsidiaries, the Sponsor, and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to solicit and/or confidentiality covenants as set forth in Section 23(a) of this Agreement.

(d)   In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

19.  Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4 and 5 hereof; provided that no such assignment shall relieve the Company from its obligations thereunder.

20.  Miscellaneous.

(a)    In this Agreement, all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b)   If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

21.  Withholding. The Advisor Stockholder Entities acknowledge that as of the date of this Agreement, none of the Company or its subsidiaries shall have any obligations to withhold from any payments that could be due to any of the Advisor Stockholder Entities under this Agreement any federal, state or local income or other taxes required by law to be withheld with respect to such payment; provided that the Advisor Stockholder Entities hereby grant the Company or its subsidiaries the right to deduct from any cash payment made under this Agreement to the applicable Advisor Stockholder Entities any federal, state or local income or other taxes that may in the future be required by law to be withheld with respect to such payment, if applicable.

22.  Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery, and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)   If to the Company or Parent, to it at the following address:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: Peter Stavros

Telecopy:  (212) 750-0003

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Sean Rodgers, Esq.

Telecopy: (212) 455-2502

(b)   If to the Advisor Stockholder, to the Advisor Stockholder at the address set forth below under the Advisor Stockholder’s signature; or at such other address as either Party shall have specified by notice in writing to the other;

23.  Confidential Information; Covenant Not to Solicit; Covenant Not to Induce Any Customer to Cease Doing Business.

(a)    In consideration of the Company entering into this Agreement with the Advisor Stockholder, the Advisor Stockholder hereby covenants and agrees effective as of the date of the Advisor Stockholder’s commencement of providing services to the Company or its subsidiaries, without the Company’s prior written consent, the Advisor Stockholder shall not, directly or indirectly:

(i)    at any time during or after the Advisor Stockholder’s providing services, or cessation of services, to the Company or its subsidiaries or Affiliates, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries or the Sponsor or any of its respective Affiliates, except when required by law or while providing services to the Company or its subsidiaries for the benefit of the Company;

(ii)   at any time while providing services to the Company or any of its subsidiaries or Affiliates and for a period of eighteen (18) months after the date of cessation of services to the Company and its subsidiaries and Affiliates, (A) individually or through an agent solicit, offer employment to, or hire for the benefit of anyone other than the Company, the Sponsor, or their respective subsidiaries or Affiliates, any person who is, or has been at any time during the last twelve (12) months preceding the time of the solicitation, offer, or hiring, employed by the Company or any of its subsidiaries, (B) individually or through an agent, solicit or encourage to cease to work with the Company or its subsidiaries or Affiliates any consultant or independent contractor then under contract with the Company or its subsidiaries or Affiliates, or (C) individually or through an agent induce or attempt to induce any customer of the Company or its subsidiaries or Affiliates to cease doing business with the Company or its subsidiaries or Affiliates;

(iii) at any time during the Advisor Stockholder’s employment with the Company or its subsidiaries and for a period of eighteen (18) months thereafter, disparage or make any public statement concerning the Company, the Sponsor, or any of their respective subsidiaries or Affiliates.

(b)   Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope, or area. Because the Advisor Stockholder’s services are unique and because the Advisor Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)    In the event that the Advisor Stockholder breaches any of the provisions of Section 23(a), in addition to all other remedies that may be available to the Company, the Advisor Stockholder’s Stock shall be treated in the same manner as if the Advisor Stockholder’s services had been terminated for Cause by the Company, and the Advisor Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options or Option Stock held by such Advisor Stockholder; provided that with respect to Options, the Advisor Stockholder shall be required to pay to the Company only such amounts on a net after-tax basis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

RENAISSANCE PARENT CORP.

By:

Name:
Title:

KKR Renaissance aggregator lp

By: KKR Renaissance Aggregator GP LLC, its General Partner

By:

Name:
Title:

[Signature page to Advisor Stockholder’s Agreement]

ADVISOR STOCKHOLDER

By:

Name:

ADDRESS:

☐ The above-signed represents that he/she is an “accredited investor” as defined in Rule 501(a) of Regulation D as amended, under the Act.

[Signature page to Advisor Stockholder’s Agreement]

Schedule I

PURCHASED STOCK

Number of shares of Purchased Stock: 60,000

Base Price: $5.00 per share